                                     Exhibit 10.1


                                 EXTENSION AGREEMENT


    This Extension Agreement (this "Agreement") is entered into as of the 11th day of December 1996, by and among Oceanic Exploration Company, a Delaware corporation ("OEC"), Oceanic International Properties Corporation, a Colorado corporation and wholly-owned subsidiary of OEC ("OIPC"), and NWO Resources, Inc., an Ohio corporation ("NWO").

    WHEREAS, OEC, OIPC and NWO entered into that certain Modification Agreement dated September 19, 1995 which provided among other things that NWO would forbear collection of principal or interest on the Oceanic Notes until December 31, 1996; that OEC would file a registration statement with the Securities and Exchange Commission with respect to the rights offering described in the Modification Agreement and use its best efforts to cause the registration statement to become effective by December 31, 1995; and that OEC would diligently pursue its pending lawsuit against Denison Mines, Ltd.; and

    WHEREAS, OEC, OIPC and NWO entered into that certain Extension Agreement dated December 27, 1995 which provided that the effective date for the above-described registration statement was extended for a period of sixty
(60) days, commencing December 31, 1995; and

    WHEREAS, OEC received approval of its registration statement from the Securities and Exchange Commission effective January 19, 1996. OEC successfully raised $524,093, net of offering costs, from the sale of 6,001,000 shares of additional common stock through the rights offering; and

    WHEREAS, OEC reimbursed NWO for its advancement of legal fees and accrued interest thereon using funds received in the rights offering as provided for in the Modification Agreement; and

    WHEREAS, OEC has pursued its lawsuit against Denison Mines, Ltd. as provided for in the Modification Agreement. The trial began in Toronto on September 30, 1996 and continued through October 11, 1996. No decision from the judge has yet been forthcoming; and

    WHEREAS, based on the uncertainty of the outcome of the trial, the parties hereto wish to extend the period of forbearance on collection of principal or interest on the Oceanic Notes;

    NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

    1. The period of time during which NWO will forbear collection of principal or interest on the Oceanic Notes shall be extended for a period of three months commencing December 31, 1996 to March 31, 1997.

    2. Except as modified herein and in the Extension Agreement dated December 27, 1995, the Modification Agreement will continue in full force and effect and the remaining terms, provisions, covenants and conditions shall remain unchanged.

    IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                  OEC

                                  OCEANIC EXPLORATION COMPANY


                                  By:     /s/ Charles N. Haas
                                     ------------------------------------------
                                          Charles N. Haas
                                          President

                                  OIPC

                                  OCEANIC INTERNATIONAL
                                  PROPERTIES CORPORATION


                                  By:     /s/ Charles N. Haas
                                     ------------------------------------------
                                          Charles N. Haas
                                          President

                                  NWO

                                  NWO RESOURCES, INC.


                                  By:     /s/ John E. Jones
                                     ------------------------------------------
                                          John E. Jones
                                          Secretary-Treasurer

                                       17